SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                              [Amendment No. ____]

Filed by the Registrant                     |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|_|      Preliminary Proxy Statement
|_|      Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             PYR Energy Corporation
                             ----------------------
                (Name of Registrant as Specified in its Charter)

                                 Not Applicable
                                 --------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|    No fee required.
|_|    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1.       Title of each class of securities to which transaction applies:
                Not applicable

       2.       Aggregate number of securities to which  transaction  applies:
                Not applicable

       3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable

       4.       Proposed   maximum   aggregate  value  of   transaction:   Not
                applicable

       5.       Total fee paid: Not applicable

|_|    Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1.       Amount Previously Paid:  Not applicable
       2.       Form, Schedule or Registration Statement No.:  Not applicable
       3.       Filing Party:  Not applicable
       4.       Date Filed:  Not applicable

                             PYR ENERGY CORPORATION
                            1675 Broadway, Suite 1150
                             Denver, Colorado 80202
                                 (303) 825-3748

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          to be held March 13, 2000


     The Annual Meeting Of Stockholders of PYR Energy Corporation (the "Company") will be held on March 13, 2000 at 9:00 a.m. (local time) at Wells Fargo Bank, 1740 Broadway, Main Floor - Forum Room, Denver, Colorado 80202, for the following purposes:

     1.   To elect a Board Of Directors consisting of four Directors.

     2. To consider a proposal recommended by the Board Of Directors to approve our 2000 Stock Option Plan.

     3. To consider a proposal to amend our Certificate Of Incorporation to increase authorized common stock.

     4. To consider and vote upon a proposal recommended by the Board Of Directors to ratify the selection of Wheeler Wasoff, P.C. to serve as our independent certified accountants.

     5. To transact any other business that properly may come before the annual meeting.

     Only the stockholders of record as shown on our transfer books at the close of business on January 20, 2000 are entitled to notice of, and to vote at, the annual meeting.

     All stockholders, regardless of whether they expect to attend the meeting in person, are requested to complete, date, sign and return promptly the enclosed form of proxy in the accompanying envelope (which requires no postage if mailed in the United States). The person executing the proxy may revoke it by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the annual meeting.

     ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE ANNUAL MEETING.

                                                     By the Board Of Directors



                                                     D. Scott Singdahlsen
                                                     Chief Executive Officer

Denver, Colorado
February 18, 2000

                                 PROXY STATEMENT

                             PYR ENERGY CORPORATION
                            1675 Broadway, Suite 1150
                             Denver, Colorado 80202
                                 (303) 825-3748

                         ANNUAL MEETING OF STOCKHOLDERS
                            to be held March 13, 2000

     This proxy statement is provided in connection with the solicitation of proxies by the Board Of Directors of PYR Energy Corporation, a Delaware corporation (the "Company"), to be voted at the Annual Meeting Of Stockholders to be held at 9:00 a.m. (local time) on March 13, 2000 at Wells Fargo Bank, 1740 Broadway, Main Floor - Forum Room, Denver, Colorado 80202, or at any adjournment or postponement of the annual meeting. We anticipate that this proxy statement and the accompanying form of proxy will be first mailed or given to stockholders on or about February 18, 2000.

     The shares represented by all proxies that are properly executed and submitted will be voted at the Annual Meeting in accordance with the instructions indicated on the proxies. Unless otherwise directed, the shares represented by proxies will be voted (1) for each of the four nominees for director whose names are set forth on the proxy card, (2) in favor of the amendment of our Certificate Of Incorporation to increase authorized common stock, (3) in favor of adoption of the 2000 Stock Option Plan, and (4) in favor of ratification of Wheeler Wasoff, P.C. as our independent certified accountants.

     A stockholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to our Secretary, by substituting a new proxy executed at a later date, or by requesting, in person at the Annual Meeting, that the proxy be returned.

     The solicitation of proxies is to be made principally by mail; however, following the initial solicitation, further solicitations may be made by telephone or oral communication with stockholders. Our officers, directors and employees may solicit proxies, but these persons will not receive compensation for that solicitation other than their regular compensation as employees. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by those persons. We may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing. We will pay all expenses involved in preparing, assembling and mailing this proxy statement and the enclosed material. A majority of the issued and outstanding shares of common stock entitled to vote, represented either in person or by proxy, constitutes a quorum at any meeting of the stockholders. If sufficient votes for approval of the matters to be considered at the annual meeting have not been received prior to the meeting date, we intend to postpone or adjourn the annual meeting in order to solicit additional votes. The form of proxy we are soliciting requests authority for the proxies, in their discretion, to vote the stockholders' shares with respect to a postponement or adjournment of the Annual Meeting. At any postponed or adjourned meeting, we will vote any proxies received in the same manner described in this proxy statement with respect to the original meeting.

                   RECENT DEVELOPMENTS CONCERNING THE COMPANY

     In May of 1997, we and other working interest owners commenced drilling on our first exploration well the Bellevue #1-17 on our East Lost Hills prospect. On November 23, 1998, the East Lost Hills prospect well blew out and ignited after having reached a depth of approximately 17,600 feet out of targeted total depth of 19,000 feet. A relief well, the Bellevue #1-17R, began drilling on December 18, 1998. On May 29, 1999, the relief well successfully killed, and the operator plugged and abandoned, the original well bore. The Bellevue #1-17R was then used to successfully sidetrack a replacement well back into the target reservoir. At the time it began completion operations, Berkley Petroleum, Inc.

(a wholly owned subsidiary of Berkley Petroleum Corporation (BKP.TO) ("Berkley")) of Calgary has taken over as operator. The Bellevue 1-17R well was production tested in December and flowed gas at rates ranging between 1.3 and
5.0 MMCFPD. Condensate and water was also obtained during the test. Pressure built-up analysis indicated that only the uppermost sand unit encountered in 1-17R was contributing to the flow. The uncemented production liner in 1-17R makes stimulation efforts very difficult, hence the participants have decided to review the options of either a sidetrack of 1-17R in order to redrill the Temblor section or to drill a new well from surface.

     On August 26, 1999, the participants in this prospect commenced drilling a second well at East Lost Hills to further explore the Temblor Formation. The Berkley ELH #1 well is approximately two miles to the northwest of the original well. In order to have a better chance to reach total depth, a drilling rig capable of drilling to 30,000 feet was brought in to drill this well. As of January 27, 2000, this well has been drilled to a depth of 18,237 feet, approximately 1,000 feet into the Temblor formation. Total depth remains at 20,000 feet, and is expected to be reached late in the third quarter of calendar year 2000. It is expected that an intermediate casing string will be run prior to completion to total depth.

     In April, 1999, we purchased working interests, ranging from 3.0% to 3.75% in three additional deep Temblor exploration projects in the San Joaquin Basin of California. These projects are called Cal Canal, Lucky Dog and Pyramid Power. Our interest will be carried (non-cost bearing) "through the tanks" in the initial test well in each of the three separate exploration prospects. The first exploration well in the program (Cal Canal) began drilling on June 15, 1999 and is operated by Berkley. This well was drilled to 18,100 feet. Completion operations commenced on January 20, 2000. Non commercial hydrocarbon flow rates were obtained from the initial perforated 10 foot zone in the lower McDonald. Several additional zones remain to be tested in the Temblor, McDonald and upper McDonald. Participants have decided to defer completion or deepening of the existing well bore until information regarding reservoir quality and performance is obtained from additional on-going drilling efforts in the San Joaquin basin.

     On May 14, 1999, we completed a private placement resulting in receipt of $7,000,000 (less commissions, fees and related expenses of approximately $100,000) of funding through the sale of 4,375,000 shares of common stock and 437,500 5-year warrants to purchase an additional share of common stock at a price of $2.50. The warrants are immediately exercisable, and all warrants expire on May 14, 2004. We may, upon 30-days notice, repurchase any remaining outstanding warrants for $.01 per warrant at any time after the weighted average trading price of the common stock has been at least $6.00 for a 45-day period.

     Our offices are located at 1675 Broadway, Suite 1150, Denver, Colorado 80202. The telephone number is (303) 825-3748, telefax number is (303) 825-3768 and our web site is www.pyrenergy.com.

     Financial Information

     Financial Statements And Management's Discussion And Analysis Of Financial Condition And Results Of Operations. Our financial statements for the year ended August 31, 1999 are included in our Annual Report on Form 10-KSB/A-1 for the year ended August 31, 1999 and are incorporated into this proxy statement by reference. Our unaudited financial statements for the three months ended November 30, 1999 are included in our Form 10-QSB for the quarter ended November 30, 1999 and are incorporated into this proxy statement by reference. Each of these reports also includes a Management's Discussion And Analysis Of Financial Condition And Results Of Operations for the respective periods covered by the Reports. Copies of these reports are being sent to each stockholder with this proxy statement.

                            1. ELECTION OF DIRECTORS

     At the annual meeting, the stockholders will elect four directors to serve as our Board Of Directors. Each director will be elected to hold office until the next annual meeting of stockholders and thereafter until his successor is elected and qualified. The affirmative vote of a majority of the shares represented at the annual meeting is required to elect each director. Cumulative voting is not permitted in the election of directors. Consequently, each stockholder is entitled to one vote for each share of common stock held in his or her name. In the absence of instructions to the contrary, the person named in the accompanying proxy shall vote the shares represented by that proxy for the persons named below as management's nominees for directors. Each of the nominees currently is a director of the Company.

     Pursuant to the Certificate Of Designation filed with the Delaware Secretary Of State on April 16, 1999, the holders of our Series A Preferred Stock, as a separate class, have the right to elect two members of the Board of Directors when 10,000 or more shares of Series A Preferred are outstanding. As of the record date for the annual meeting, there were more than 10,000 shares of

Series A Preferred Stock outstanding. The holders of the Series A Preferred Stock have nominated Bryce W. Rhodes and S.L. Hutchison to be directors. The Series A Preferred Stock holders have informed us that they will exercise their rights pursuant to the Certificate Of Designation and therefore will elect each of Messrs. Rhodes and Hutchison as directors at the annual meeting.

     Each of the nominees has consented to be named in this proxy statement and to serve on the Board if elected. It is not anticipated that any of the nominees will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person as the Board Of Directors may recommend.

     The following table sets forth, with respect to each nominee for director, the nominee's age, his positions and offices with the Company, the expiration of his term as a director, and the year in which he first became a director. Individual background information concerning each of the nominees follows the table. For additional information concerning the nominees, including stock ownership and compensation, see "--Executive Compensation", "--Stock Ownership Of Directors And Principal Stockholders", and "--Certain Transactions With Management And Principal Stockholders".

                                               Position With              Expiration Of Term         Initial Date
           Name                 Age             The Company                   As Director             As Director
           ----                 ---      -------------------------       --------------------        ------------

D. Scott Singdahlsen             41      Chief Executive Officer;        2000 Annual Meeting          August 1997
                                         President; and Chairman of
                                         the Board
Keith F. Carney                  43      Director                        2000 Annual Meeting          August 1997
S. L. Hutchison                  67      Director                        2000 Annual Meeting          April 1999
Bryce W. Rhodes                  46      Director                        2000 Annual Meeting          April 1999


     D. Scott Singdahlsen has served as President, Chief Executive Officer, and Chairman of the Board since August 1997. Mr. Singdahlsen co-founded PYR Energy, LLC in 1996, and served as its General Manager and Exploration Coordinator. In 1992, Mr. Singdahlsen co-founded Interactive Earth Sciences Corporation, a 3-D seismic management and interpretation consulting firm in Denver, where he served as vice president and president and lead seismic interpretation specialist from 1992 to 1996. Prior to forming Interactive Earth Sciences Corporation, Mr. Singdahlsen was employed as a Development Geologist for Chevron USA in the Rocky Mountain region. At Chevron, Mr. Singdahlsen was involved in 3-D seismic reservoir characterization projects and geostatistical analysis. Mr. Singdahlsen started his career at UNOCAL as an Exploration Geologist in Midland, Texas. Mr. Singdahlsen earned a B.A. in Geology from Hamilton College and a M.S. in Structural Geology from Montana State University.

     Keith F. Carney has served as a Director since August 1997. Since October 1997, Mr. Carney has been Executive Vice-President of Cheniere Energy, Inc., a Houston based public oil and gas exploration company. From July 1997 until October 1997, Mr. Carney served as Chief Financial Officer of Cheniere Energy. After earning his M.B.A. degree from the University of Denver in 1992, Mr. Carney was employed as a Securities Analyst in the oil and gas exploration/production sector with Smith Barney, Inc. until 1996. Mr. Carney began his career as an exploration Geologist at Shell Oil after earning B.S. and M.S. degrees in Geology from Lehigh University.

     S. L. Hutchison has served as a Director since April 1999. Since 1979, Mr. Hutchison has served as Vice President and Chief Financial Officer of Victory Oil Company, an oil and gas production company based in California, and other companies in the Victory Group of Companies. Also during that period, Mr. Hutchison has served as Vice-President and Chief Financial Officer and a Director of Crail Capital, a real estate investment company that is owned by

Victory Oil Company, and Victex, Inc., a real estate and oil and gas company. Mr. Hutchison also serves as Chief Financial Officer and a director of each of the Crail Johnson Foundation and the Independent Oil Producers Agency, and the Treasurer and a director of the Los Angeles Maritime Institute. Mr. Hutchison received a Bachelor's degree in accounting from the University of Washington in 1954.

     Bryce W. Rhodes has served as a Director since April 1999. Since 1996, Mr. Rhodes has served as Vice President of Whittier Energy Company ("WEC"), an oil and gas investment company. Mr. Rhodes served as Investment Manager of WEC from 1990 until 1996. Mr. Rhodes received B.A. degrees in Geology and Biology from the University of California, Santa Cruz, in 1976 and an MBA degree from Stanford University in 1979.

     Other Executive Officers

     Andrew P. Calerich, 35, has served as Vice President since October 1999, Chief Financial Officer since August 1997, and as Secretary since May 1998. From 1993 to 1997, Mr. Calerich was a business consultant specializing in accounting for public and private oil and gas producers in Denver. From 1990 to 1993, Mr. Calerich was employed as corporate Controller at a public oil and gas company in Denver. Mr. Calerich began his professional career in public accounting in the tax department at Arthur Andersen & Company. Mr. Calerich is a Certified Public Accountant and earned B.S. degrees in both Accounting and Business Administration at Regis College.

     Kenneth R. Berry, Jr., 47, has served as our Vice President-Land since October 1999 and previously served as land manager beginning in October 1997. Mr. Berry is responsible for the management of all land issues including leasing and permitting. Mr. Berry has 23 years of experience as an independent landman. Prior to joining the Company, Mr. Berry served as the managing land consultant for Swift Energy Company in the Rocky Mountain region. Mr. Berry began his career in the land department with Tenneco Oil Company after earning a B.A. degree in Petroleum Land Management at the University of Texas - Austin.

     Each of the officers serves at the pleasure of the Board Of Directors. There are no family relationships among our officers and directors.

     Board And Committee Meetings

     The Board Of Directors met nine times during the fiscal year ended August 31, 1999 and, except for one meeting, all directors were present at each of those meetings.

     The Board Of Directors currently has a Compensation Committee, which met three times during the fiscal year ended August 31, 1999. All members of the Compensation Committee participated in those meetings. The Compensation Committee has the authority to establish policies concerning compensation and employee benefits. The Compensation Committee reviews and makes recommendations concerning the compensation policies and the implementation of those policies and determines compensation and benefits for executive officers. The Compensation Committee currently consists of Messrs. Hutchison (Chairman), Carney and Rhodes. None of the members of the Compensation Committee is an employee of the Company.

     The Board of Directors currently has an audit committee consisting of Messrs. Hutchison (Chairman), Carney and Rhodes. The audit committee did not meet during the fiscal year ending August 31, 1999.

     Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. We believe that during the year ended August 31, 1999, our officers, directors and beneficial owners of more than 10% of our common stock complied with all
Section 16(a) filing requirements, except Keith F. Carney, a director, was late in filing a Form 4 required to be filed for May 1999. The report concerned one transaction in May 1999, which consisted of Mr. Carney's purchase of shares and warrants in a private placement by the Company. In making these statements concerning compliance with Section 16(a), we have relied upon the written representations of our directors and officers and our review of the monthly statements of changes filed with us by our officers and directors.

Executive Compensation

     Summary Compensation Table

     The following table sets forth in summary form the compensation received during each of the last three successive completed fiscal years ended August 31, 1999 by D. Scott Singdahlsen, the Chief Executive Officer, President and Chairman Of The Board. No executive officer, including the Chief Executive Officer and the Chairman Of The Board, received total salary and bonus exceeding $100,000 during any of the last three fiscal years.

                                        Summary Compensation Table
                                        --------------------------

                                                                                  Long Term Compensation
                                                                                  ----------------------
                              Annual Compensation                                Awards            Payouts
                              -------------------                                -------------------------
                                                            Other Annual    Restricted                     LTIP     All other
Name and                 Fiscal    Salary      Bonus        Compensation      Stock                      Payouts   Compensation
Principal Position        Year     ($)(1)     ($)(2)         ($)(3)         Awards ($)     Options(#)    ($)(4)     ($)(5)
-------------------------------------------------------------------------------------------------------------------------------
D. Scott Singdahlsen       1999     $77,917    $-0-             -0-            -0-           -0-           -0-         -0-
Chief Executive Officer,
President and Chairman     1998     $75,000      -0-            -0-            -0-           -0-           -0-         -0-
Of the Board
                           1997     $10,250      -0-            -0-            -0-           -0-           -0-         -0-

----------
(1) The dollar value of base salary (cash and non-cash) received during the year indicated. Includes $4,000 paid as consulting fees to Mr. Singdahlsen by PYR Energy, LLC during the period from January 1, 1997 through August 6, 1997.

(2) The dollar value of bonus (cash and non-cash) received during the year indicated.

(3) During the period covered by the Summary Compensation Table, we did not pay any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property.

(4) We do not have in effect any plan that is intended to serve as incentive for performance to occur over a period longer than one fiscal year except for our 1997 Stock Option Plan.

(5) All other compensation received that we could not properly report in any other column of the Summary Compensation Table including annual Company contributions or other allocations to vested and unvested defined contribution plans, and the dollar value of any insurance premiums paid by, or on behalf of, the Company with respect to term life insurance for the benefit of the named executive officer, and, the full dollar value of the remainder of the premiums paid by, or on behalf of, the Company.

     1997 Stock Option Plan

     In August 1997, our 1997 Stock Option Plan (the "1997 Plan") was adopted by the Board Of Directors and subsequently approved by the stockholders. Pursuant to the 1997 Plan, we may grant options to purchase an aggregate of 1,000,000 shares of common stock to key employees, directors, and other persons who have contributed or are contributing our success. The options granted pursuant to the 1997 Plan may be either incentive options qualifying for beneficial tax treatment for the recipient or nonqualified options. The 1997 Plan may be administered by the Board Of Directors or by an option committee. Administration of the 1997 Plan includes determination of the terms of options granted under the 1997 Plan. At August 31, 1998, options to purchase 246,000 shares were outstanding under the 1997 Plan. Options to purchase 645,000 additional shares subsequently were granted and options to purchase 10,000 shares subsequently terminated so that, as of January 18, 2000, options to purchase 119,000 shares may be granted pursuant to the 1997 Plan.

     2000 Stock Option Plan

     At the annual meeting, stockholders will be asked to approve our 2000 Stock Option Plan (the "2000 Plan"). Pursuant to the 2000 Plan, and subject to approval of the 2000 Plan by the stockholders, we may grant options to purchase an aggregate of 500,000 shares of the common stock to key employees, directors, and other persons who have contributed or are contributing to our success. The options granted pursuant to the 2000 Plan may be either incentive options qualifying for beneficial tax treatment for the recipient or non-qualified options. The 2000 Plan may be administered by the Board Of Directors or by an option committee. Administration of the 2000 Plan includes determination of the terms of options granted under the 2000 Plan. As of February 18, 2000, no options to purchase shares were outstanding under the 2000 Plan. For additional information regarding the 2000 Plan, see below "2. Proposal To Adopt 2000 Stock Option Plan".

     Compensation Of Outside Directors

     Currently, directors who are not also employees are compensated by the grant of stock options. Each director who is not an employee was granted options to purchase a total of 20,000 shares of common stock on December 20, 1999. These options were granted pursuant to the 1997 Plan. The exercise price for these options is $4.00 per share, which was the closing price of the common stock on that date. Options to purchase 2,500 shares became exercisable immediately and options to purchase an additional 2,500 shares become exercisable on February 28 or 29, May 31, August 31, and November 30 of each year if the recipient continues to be a director on those respective dates. Directors also are reimbursed for expenses incurred in attending meetings and for other expenses incurred on our behalf.

     Employment Contracts And Termination of Employment And Change-In-Control Arrangements

     We do not have any written employment contracts with any of our officers or other employees. We have no compensatory plan or arrangement that results or will result from the resignation, retirement, or any other termination of an executive officer's employment or from a change-in-control of the Company or a change in an executive officer's responsibilities following a change-in-control, except that the 1997 Plan provides for vesting of all outstanding options in the event of the occurrence of a change-in-control. If approved by the stockholders at the Annual Meeting, the 2000 Plan also will provide for vesting of all outstanding options in the event of the occurrence of a change-in-control.

     Stock Ownership Of Directors And Principal Stockholders

     As of January 18, 2000, there were 15,947,764 shares of common stock outstanding. The following table sets forth certain information as of that date with respect to the beneficial ownership of common stock by each director and nominee for director, by all executive officers and directors as a group, and by each other person known by us to be the beneficial owner of more than five percent of our common stock:


Name and Address of                         Number of Shares                 Percentage of
Beneficial Owner                            Beneficially Owned (1)           Shares Outstanding
----------------                            ----------------------           ------------------

D. Scott Singdahlsen                          1,940,000 (2)                          12.2%
1675 Broadway, Suite 1150
Denver, Colorado  80202

Keith F. Carney                                 123,900 (3)                             *
915 Bay Oaks Road
Houston, Texas  77008

S.L. Hutchison                                3,243,895 (4)                          18.7%
c/o Victory Oil Company
222 West Sixth Street, Suite 1010
San Pedro, California  90731

Bryce W. Rhodes                                  83,478 (5)                             *
c/o Whittier Energy Company
462 Stevens Avenue, Suite 109
Solana Beach, California  92075

All Executive Officers
and Directors as a group                      5,749,136 (3)(4)(5)(6)(7)              32.6%
(six persons)

PinOak Inc.                                   1,300,000 (8)                           8.2%
5037 South Oak Court
Littleton, Colorado  80127

Victory Oil Company                           3,106,929 (9)                          18.0%
222 West Sixth Street, Suite 1010
San Pedro, California  90731

Thomas E. Claugus                               935,225 (10)                          5.8%
2100 RiverEdge Parkway, Suite 840
Atlanta, Georgia  30328

----------
*        Less than one percent.

(1) "Beneficial ownership" is defined in the regulations promulgated by the U.S. Securities and Exchange Commission as having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition of shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2) Includes 100,000 shares held by a trust of which Mr. Singdahlsen's minor son is the beneficiary.

(3) Includes currently exercisable options to purchase 10,000 shares at $1.28125 per share until May 26, 2001, and currently exercisable options to purchase 2,500 shares for $4.00 per share until December 20, 2002. Also includes currently exercisable warrants to purchase 2,400 shares at $2.50 per share until May 14, 2004.

(4) Includes 66,666 shares of common stock that have been or may be issued upon the conversion of Series A Preferred Stock held by Mr. Hutchison and currently exercisable options to purchase 2,500 shares for $4.00 per share until December 20, 2002. Also includes the shares shown as beneficially owned by Victory Oil Company as described in note (9) below. Mr. Hutchison is the Vice President and Chief Financial Officer of Victory Oil Company. Mr. Hutchison disclaims beneficial ownership of the shares beneficially owned by Victory Oil Company.

(5) Includes 13,000 shares of common stock owned by Mr. Rhodes and 23,531 shares of common stock owned by Adventure Seekers Travel, Inc. and 44,446 shares that may be issued upon the conversion of Series A Preferred Stock held by Adventure Seekers. Adventure Seekers is owned by Mr. Rhodes' wife and Mr. Rhodes is the President of Adventure Seekers. Also includes currently exercisable warrants to purchase 2,400 shares at $2.50 per share until May 14, 2004, and currently exercisable optiont to purchase 2,500 shares for $4.00 per share until December 20, 2002.

(6) Includes 2,500 shares of common stock that are held by Andrew P. Calerich, our Vice President, Chief Financial Officer, and Secretary. Also includes the following options to purchase common stock, all of which are currently exercisable and held by Mr. Calerich: options to purchase up to 50,000 shares for $1.50 per share until August 12, 2002; options to purchase up to 12,500 shares for $1.28 per share until May 26, 2001; and options to purchase up to 60,000 shares for $.6875 per share until September 11, 2003. Also includes 31,000 shares and currently exercisable warrants to purchase 1,600 shares for $2.50 per share until May 14, 2004 held by Mr. Calerich's wife's individual retirement account.

(7) Includes the following securities which were reported on a Form 3, Initial Statement Of Beneficial Ownership Of Securities, previously filed by Kenneth R. Berry, Jr., who is our Vice President of Land: an aggregate of 65,640 shares owned by various entities, IRAs, and trusts with which Mr. Berry, or his spouse or minor daughter, is associated; currently exercisable warrants to purchase up to 3,125 shares at $2.50 per share until May 14, 2004 that are held by an entity which is owned by Mr. Berry; currently exercisable warrants to purchase up to 1,500 shares for $2.50 per share until May 14, 2004 that are beneficially owned by Mr. Berry's minor daughter; currently exercisable options to purchase up to 50,000 shares for $1.50 per share until November 10, 2002; currently exercisable options to purchase up to 20,000 shares for $1.28 per share until May 26, 2001; and currently exercisable options to purchase up to 60,000 shares for $.6875 per share until September 11, 2003.

(8) These shares are owned of record by PinOak Inc. This information is based on information provided by our transfer agent and a Form 3, Initial Statement Of Beneficial Ownership Of Securities, previously filed by Robert Suydam. Mr. Suydam, the President of PinOak, was a director and officer of the Company until his resignation from all positions with the Company effective as of December 31, 1999. PinOak is owned by Mr. Suydam's wife.

(9) Includes 1,111,112 shares of common stock that may be issued upon the conversion of Series A Preferred Stock held by Victory Oil Company. Also includes 100,000 shares owned by Crail Fund, a partnership that is owned by the shareholders of Victory Oil Company. Also includes currently exercisable warrants to purchase 93,750 shares for $2.50 per share until May 14, 2004. Also includes the following securities owned by four trusts, which securities may be considered to be beneficially owned by Victory Oil Company as described on a Form 4, Statement Of Changes In Beneficial Ownership, filed by Victory with the SEC to report transactions during November 1999: an aggregate of 58,464 shares of common stock and an aggregate of 111,115 shares of common stock that may be issued upon the conversion of Series A Preferred Stock held by the trusts.

(10) Includes securities owned by Thomas E. Claugus, GMT, Inc., Bay Resource Partners Offshore Fund, Ltd., and Bay Resource Partners, L.P. (collectively, the "Claugus Group"). Securities of the Company beneficially owned by the Claugus Group were first reported in the Schedule 13D filed by the Claugus Group on May 28, 1999. Securities of the Company beneficially owned by the Claugus Group include an aggregate of 840,850 shares and currently exercisable warrants to purchase 94,375 shares for $2.50 per share until May 14, 2004.

Certain Transactions With Management And Principal Stockholders

1998 Private Placement Of Notes
-------------------------------

     In November 1998, we completed the sale of convertible promissory notes (the "Notes") in the total amount of $2,500,000 in a private placement transaction pursuant to exemptions from federal and state registration requirements. Victory Oil Company ("Victory") purchased $1.0 million of Notes, and trusts for whom the Whittier Trust Company and Whittier Trust Company of Nevada, Inc. (the "Whittier Trust Companies") serve as trustee, purchased $500,000 of Notes. In addition, a company owned by Bryce Rhodes' wife purchased $40,000 of Notes. The remaining Notes were sold to other investors.

     In connection with the sale of the Notes, we agreed to add, and our stockholders subsequently approved the election of, S.L. Hutchison and Bryce W. Rhodes to the Board of Directors. Mr. Hutchison is the Chief Financial Officer of Victory and Mr. Rhodes is a beneficial owner of less than five percent of the Whittier Trust Companies and a beneficiary of trusts administered by those companies that own our securities. Mr. Rhodes has no investment authority over those trusts.

     As a condition to the sale of the Notes, D. Scott Singdahlsen, a director and officer of the Company, and Robert B. Suydam, who in November 1998 was a director and officer of the Company, entered into a voting agreement (the "Voting Agreement") with the purchasers of the Notes. Pursuant to the Voting Agreement, Mr. Singdahlsen and Mr. Suydam each agreed, respectively, that he will vote all the shares of common stock owned by him in favor of the election of two nominees of the investors to serve on the Board of Directors and for the re-election of those nominees or other nominees at any time that the aggregate percentage ownership of common equity underlying the Notes or Series A Preferred owned by the investors is 20 percent or more of the outstanding common stock. At the annual meeting of stockholders held on April 16, 1999, all of Mr. Singdahlsen's and Mr. Suydam's shares were voted in favor of the two nominees. Mr. Singdahlsen and Mr. Suydam are required to vote for only one nominee at any time after the aggregate percentage ownership of common equity owned by the investors is less than 20 percent and greater than or equal to 10 percent of the outstanding common stock. The obligation of Mr. Singdahlsen and Mr. Suydam to vote for any nominees of the investors terminates at any time after the percentage ownership of common equity owned by the investors is less than 10 percent of the outstanding common stock. Mr. Singdahlsen and Mr. Suydam are not required to vote for the designated board members at any time that the holders of the Series A Preferred have the right voting separately as a class to elect those designated board members.

May 1999 Private Placement Of Units
-----------------------------------

     In May 1999, we completed a private placement of $7,000,000 of units at $16 per unit, with each unit consisting of 10 shares of common stock and a warrant to purchase one share of common stock at an exercise price of $2.50 per share until May 14, 2004. The private placement was made pursuant to exemptions from federal and state registration requirements. Mr. Hutchison purchased 2,500 units for $40,000 and Mr. Carney purchased 2,400 units for $38,400. Messrs. Hutchison and Carney are directors of the Company. An additional 93,750 units for

$1,500,000 and 7,875 units for $126,000 were purchased by Victory and Whittier Energy Company, respectively. Bryce W. Rhodes, a director of the Company, is a Vice President of Whittier Energy.

     Except as described above, during the fiscal year ended August 31, 1999, there were no transactions between the Company and its directors, executive officers or known holders of greater than five percent of the common stock in which the amount involved exceeded $60,000 and in which any of the foregoing persons had or will have a material interest.

                   2. PROPOSAL TO ADOPT 2000 STOCK OPTION PLAN

     The Board Of Directors has adopted, subject to stockholder approval, our 2000 Stock Option Plan (the "2000 Plan"). The 2000 Plan will terminate, and all options granted under the 2000 Plan will be void, if the 2000 Plan is not approved by the stockholders on or before December 19, 2000.

     Options to purchase 500,000 shares of common stock may be granted pursuant to the 2000 Plan. The Options granted pursuant to the 2000 Plan may be either incentive options or non-qualified options. The 2000 Plan is intended to provide incentives to key employees, directors and other persons who have or are contributing to our success by offering them options to purchase shares of common stock. The effect of the adoption of the 2000 Plan will be to increase the number of shares issuable upon the exercise of options that may be granted under all our stock option plans, which will allow us to grant more options from time to time and thereby augment our program of providing incentives to employees and other persons. The terms of the 2000 Plan concerning incentive options and non-qualified options are substantially the same except that only employees are eligible for incentive options and employees and other persons who have contributed or are contributing to our success are eligible for non-qualified options. The number of options authorized is a maximum aggregate so that the number of incentive options granted reduces the remaining number of options that can be granted as non-qualified options; similarly, the number of non-qualified options granted reduces the remaining number of option that can be granted as incentive options. There currently are six employees eligible to receive incentive options and an unspecified number of persons eligible to receive non-qualified options.

     The portion of the 2000 Plan concerning incentive options and non-qualified will be administered by the option committee, which may consist of either (a) the entire Board Of Directors, or (b) a committee, appointed by the Board Of Directors, of two or more non-employee directors. If the option committee consists of less than the entire Board, each member of the committee is required to be a "non-employee director" as defined in SEC regulations. To the extent necessary for any option granted under the 2000 Plan to be considered as performance based compensation that is not subject to limitations on deductibility under the Internal Revenue Code (the "Code"), shall be an "outside director" as defined in the Code and related regulations. A "non-employee director" is a director who (1) is not currently an officer or employee of the Company or any of its subsidiaries; (2) does not receive compensation from the Company in excess of $60,000 for services rendered other than as a director; and
(3) is not involved in any transaction that is required to be disclosed in our Form 10-KSB and proxy reports as a related party transaction. An "outside director" means, generally, a director who (1) is not a current employee of the Company, (2) is not a former employee of the Company who receives compensation for prior services during the taxable year in question, (3) has not been an officer of the Company, and (4) does not receive compensation from the Company, either directly or indirectly, in any capacity other than as a director. The Board of Directors has determined that the Compensation Committee will act as the Option Committee at all times that the members of the Compensation Committee meet these criteria. The option committee has discretion to select the persons to whom incentive options and non-qualified options will be granted, the number of shares to be granted, the term of these options and the exercise price of these options. However, no option may be exercisable more than 10 years after the granting of the option, and no option may be granted under the 2000 Plan after December 19, 2009.

     The 2000 Plan provides that the exercise price of incentive options granted cannot be less than the fair market value of the underlying common stock on the date the incentive options are granted. No incentive option may be granted to an employee who, at the time the incentive option would be granted, owns more than ten percent of our outstanding stock unless the exercise price of the incentive option granted to the employee is at least 110 percent of the fair market value of the stock subject to the incentive option, and the incentive option is not exercisable more than five years from the date of grant. In addition, the aggregate fair market value (determined as of the date an option is granted) of the common stock underlying incentive options granted to a single employee which become exercisable in any single calendar year may not exceed the maximum permitted by the Internal Revenue Code of 1986 (the "Code") for incentive stock options. This amount currently is $100,000.

     All options granted under the 2000 Plan will become fully exercisable upon the occurrence of a change in control of the Company or certain mergers or other reorganizations or asset sales described in the 2000 Plan.

     Options granted pursuant to the 2000 Plan will not be transferable during the optionee's lifetime except in limited circumstances set forth in the 2000 Plan. Subject to the other terms of the 2000 Plan, the option committee has discretion to provide vesting requirements and specific expiration provisions with respect to the incentive options and non-qualified options granted.

     Although we may in the future file a registration statement covering the issuance of the options and underlying shares of common stock issuable pursuant to the 2000 Plan, we currently plan to use the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 (the "Securities Act") and related rules and regulations due to the limited number, and of the relationship to the Company, of the persons currently anticipated to participate in the 2000 Plan. The common stock acquired through the exercise of the options may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

     If a change, such as a stock split, is made in our capitalization which results in an exchange or other adjustment of each share of common stock for or into a greater or lesser number of shares, appropriate adjustment shall be made in the exercise price and in the number of shares subject to each outstanding option. In the event of a stock dividend, each optionee shall be entitled to receive, upon exercise of the option, the equivalent of any stock dividend that the optionee would have received had he or she been the holder of record of the shares purchased upon exercise. The option committee also may make provisions for adjusting the number of shares subject to outstanding options if we have one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of outstanding common stock.

     The Board Of Directors may at any time terminate the 2000 Plan or make such amendments or modifications to the 2000 Plan that the Board Of Directors deems advisable, except that no amendments may impair previously outstanding options and amendments that materially modify eligibility requirements for receiving options, that materially increase the benefits accruing to persons eligible to receive options, or that materially increase the number of shares under the 2000 Plan must be approved by our stockholders.

     The incentive options issuable under the 2000 Plan are structured to qualify for favorable tax treatment provided for "incentive stock options" by
Section 422 of the Code. All references to the tax treatment of the incentive options are under the Code as currently in effect. Pursuant to Section 422 of the Code, optionees will not be subject to federal income tax at the time of the grant or at the time of exercise of an incentive option. In addition, provided that the stock underlying the incentive option is not sold less than two years after the grant of the incentive option and is not sold less than one year after the exercise of the incentive option, then the difference between the exercise price and the sales price will be treated as long-term capital gain or loss. An optionee also may be subject to the alternative minimum tax upon exercise of his incentive options. We will not be entitled to receive any income tax deductions with respect to the granting or exercise of incentive options or the sale of the common stock underlying the incentive options.

     Non-qualified options will not qualify for the special tax benefits given to incentive options under Section 422 of the Code. An optionee does not recognize any taxable income at the time the optionee is granted a non-qualified option. However, upon exercise of these options, the optionee recognizes ordinary income for federal income tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. The ordinary income recognized by the optionee will be treated as wages and will be subject to income tax withholding by the Company. Upon an optionee's sale of shares acquired pursuant to the exercise of a non-qualified option, any difference between the sale price and the fair market value of the shares on the date when the option was exercised will be treated as long-term or short-term capital gain or loss. Upon an optionee's exercise of a non-qualified option, we will be entitled to a tax deduction in the amount recognized as ordinary income to the optionee provided that the compensation amount is reasonable and we satisfy the applicable reporting requirements required under U.S. Treasury regulations.

     No options are outstanding under the 2000 Plan. There currently are options to purchase 881,000 shares of common stock outstanding under the 1997 Plan. The option committee may grant additional options to purchase 119,000 shares pursuant to the 1997 Plan.

     Required Vote; Board Recommendation

     The approval of holders of shares representing a majority of the votes represented at the annual meeting will be necessary to adopt the 2000 Plan.

     The Board Of Directors unanimously recommends a vote "FOR" the proposal to adopt the 2000 Plan.

                3. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF
                INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

     The Board Of Directors has unanimously approved, and recommends to the stockholders the approval of, amending our certificate of incorporation to authorize the issuance of up to 50,000,000 shares of common stock. Our certificate of incorporation currently authorizes the issuance of up to 30,000,000 shares of common stock.

     If no action is taken to increase the authorized common stock, based on the number of shares currently outstanding, we would be able to issue 9,700,497 additional shares of common stock after excluding shares reserved for the issuance of options and warrants to purchase common stock and upon conversion of our convertible preferred stock. If the proposal to increase authorized capital is approved by stockholders, we will have 29,700,497 unissued and unreserved shares of common stock available for issuance in the future.

     The Board believes that the additional shares of common stock resulting from the increase in authorized capital should be available for issuance from time to time as may be required for various purposes, including the issuance of common stock in connection with financing or acquisition transactions and the issuance or reservation of common stock for employee stock options.

     We anticipate that in the future we will consider a number of possible financing and acquisition transactions that may involve the issuance of additional equity, debt or convertible securities. If the proposed increase in authorized capital is approved, the Board would be able to authorize the issuance of shares for these purposes without the necessity, and related costs and delays, of either calling a special stockholders' meeting or of waiting for the regularly scheduled annual meeting of stockholders in order to increase the authorized capital. If in a particular instance stockholder approval were required by law or otherwise deemed advisable by the Board, then the matter would be referred to the stockholders for their approval regardless of whether a sufficient number of shares previously had been authorized. The stockholders are not entitled to preemptive rights with respect to the issuance of any authorized but unissued shares.

     The proposed change in capital is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments, the certificate of incorporation or bylaws in effect on the date of this proxy statement. However, stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of the Company or the Board more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove current management. Although the Board currently has no intention of doing so, shares of common stock could be issued by the Board to dilute the percentage of common stock owned by a significant stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Delaware law with respect to a merger or other business combination involving the Company. We are not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of common stock. We have no present intention to use the increased authorized common stock for anti-takeover purposes.

     If the proposal to increase authorized common stock is approved by the stockholders, we will file an amended certificate of incorporation with the Delaware Secretary Of State in order to effect the increase in authorized common stock.

     Required Vote; Board Recommendation

     The affirmative vote of a majority of the outstanding shares of common stock, whether represented in person or by proxy, is required at the annual meeting in order to approve amendment of the certificate of incorporation to increase authorized common stock. The Board Of Directors unanimously recommends that the stockholders vote in favor of the proposal to increase authorized common stock.

           4. PROPOSAL TO RATIFY THE SELECTION OF WHEELER WASOFF, P.C.
                      AS CERTIFIED INDEPENDENT ACCOUNTANTS

     The Board Of Directors recommends that the stockholders vote in favor of ratifying the selection of the certified public accounting firm of Wheeler Wasoff, P.C. of Denver, Colorado as the auditors who will audit financial statements, prepare tax returns, and perform other accounting and consulting services we request for the fiscal year ended August 31, 2000 or until the Board Of Directors, in its discretion, replaces them. Wheeler Wasoff, P.C. has audited our financial statements since the fiscal year ended August 31, 1997.

     An affirmative vote of the majority of shares represented at the annual meeting is necessary to ratify the selection of auditors. There is no legal requirement for submitting this proposal to the stockholders; however, the Board Of Directors believes that it is of sufficient importance to seek ratification. Whether the proposal is approved or defeated, the Board may reconsider its selection of Wheeler Wasoff, P.C. It is expected that one or more representatives of Wheeler Wasoff, P.C. will be present at the annual meeting and will be given an opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

     The Board Of Directors unanimously recommends that the stockholders vote for approval of Wheeler Wasoff, P.C. as the Company's certified independent accountants.

                                 OTHER BUSINESS

     The Board Of Directors is not aware of any other matters that are to be presented at the annual meeting, and it has not been advised that any other person will present any other matters for consideration at the meeting. Nevertheless, if other matters should properly come before the annual meeting, the stockholders present, or the persons, if any, authorized by a valid proxy to vote on their behalf, shall vote on such matters in accordance with their judgment.

                                VOTING PROCEDURES

     Votes at the annual meeting are counted by an inspector of election appointed by the Chairman of the meeting. If a quorum is present, an affirmative vote of a majority of the votes entitled to be cast by those present in person or by proxy is required for the approval of items submitted to stockholders for their consideration, unless a different number of votes is required by Delaware law or our certificate of incorporation. Under Delaware law, the proposal to amend our certificate of incorporation to increase the number of shares of authorized common stock requires the approval of a majority of all the outstanding shares. Abstentions by those present at the annual meeting are tabulated separately from affirmative and negative votes and do not constitute affirmative votes. If a stockholder returns his proxy card and withholds authority to vote for any or all of the nominees, the votes represented by the proxy card will be deemed to be present at the meeting for purposes of determining the presence of a quorum but will not be counted as affirmative votes. Shares in the names of brokers that are not voted are treated as not present.

     At the annual meeting, each holder of shares of Series A Preferred Stock is entitled to the number of votes equal to the whole number of shares of common stock into which that holder's shares of Series A Preferred Stock could be converted on the record date for the meeting. Holders of shares of Series A Preferred Stock have voting rights and powers equal to those of the common stockholders, except with respect to the election of directors for which each holder will have the rights described above in "1. Election Of Directors". Each holder of Series A Preferred Stock may vote with the common stockholders upon any matters submitted to a vote of stockholders, including all matters set forth in this proxy statement and additional matters that may be presented and voted upon at the annual meeting, except matters required by law to be submitted to a class vote.

                RESOLUTIONS PROPOSED BY INDIVIDUAL STOCKHOLDERS;
                     DISCRETIONARY AUTHORITY TO VOTE PROXIES

     In order to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders following the end of our 2000 fiscal year, proposals by individual stockholders must be received by us no later than September 22, 2000.

     In addition, the proxy solicited by the Board of Directors for the 2001 annual meeting of stockholders will confer discretionary authority on any stockholder proposal presented at that meeting unless we are provided with notice of that proposal no later than December 8, 2000.

                     AVAILABILITY OF REPORTS ON FORM 10-KSB

     Upon written request, we will provide, without charge, a copy of our annual report on Form 10-KSB/A1 for the fiscal year ended August 31, 1999 to any stockholders of record, or to any stockholder who owns common stock listed in the name of a bank or broker as nominee, at the close of business on January 20, 2000. Any request for a copy of our annual report on Form 10-KSB/A1 should be mailed to the Secretary, PYR Energy Corporation, 1675 Broadway, Suite 1150, Denver, Colorado 80202, (303) 825-3748.

                           INCORPORATION BY REFERENCE

     We incorporate by reference into this proxy statement the following information included in reports filed with the Securities And Exchange
Commission:

     1. Items 6 (Management's Discussion And Analysis Of Financial Condition And Results Of Operations) and 7 (Financial Statements) included in our Annual Report on Form 10-KSB/A1 for the year ended August 31, 1999; and

     2. Items 1 (Financial Statements) and 2 (Management's Discussion And Analysis Of Financial Condition And Results Of Operations) included in our Quarterly Report on Form 10-QSB for the quarter ended November 30, 1999.

          A copy of these reports is being mailed to each stockholder with this proxy statement.

                           FORWARD-LOOKING STATEMENTS

     This proxy statement includes "forward-looking" statements within the meaning of Section 21E of the Exchange Act. All statements other than statements of historical facts included in this proxy statement, including without limitation statements under "Recent Developments Concerning The Company" regarding our financial position, business strategy, and plans and objectives of management for future operations and capital expenditures, are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Additional statements concerning important factors that could cause actual results to differ materially from our expectations ("Cautionary Statements") are disclosed below in the "Forward-Looking Statements--Cautionary Statements" section of our Annual Report on Form 10-KSB/A1 for the year ended August 31, 1999. All written and oral forward-looking statements attributable to us or persons acting on our behalf subsequent to the date of this proxy statement are expressly qualified in their entirety by the Cautionary Statements.

     This Notice and Proxy statement are sent by order of the Board Of
Directors.



Dated:  February 18, 2000                       D. Scott Singdahlsen
                                                Chief Executive Officer

                                    * * * * *

                             PYR ENERGY CORPORATION
                             2000 STOCK OPTION PLAN

                       As Adopted As Of December 20, 1999

     This 2000 Stock Option (the "Plan") is adopted by PYR Energy Corporation (the "Company") effective as of December 20, 1999, subject to shareholder approval as set forth in Section 15 below.

     1. Definitions.
        ------------

     Unless otherwise indicated or required by the particular context, the terms used in this Plan shall have the following meanings:

     Board: The Board Of Directors of the Company.

     Code: The Internal Revenue Code of 1986, as amended.

     Common Stock: The $.001 par value common stock of the Company.

     Company: PYR Energy Corporation, a corporation incorporated under the laws of Delaware, any current or future wholly owned subsidiaries of the Company, and any successors in interest by merger, operation of law, assignment or purchase of all or substantially all of the property, assets or business of the Company.

     Date Of Grant: The date on which an Option, as defined below, is granted under the Plan.

     Fair Market Value: The Fair Market Value of the Option Shares (defined below). The Fair Market Value as of any date shall be as reasonably determined by the Option Committee (defined below); provided, however, that if there is a public market for the Common Stock, the Fair Market Value of the Option Shares as of any date shall not be less than the last reported sale price for the Common Stock on that date (or on the preceding stock market business day if such date is a Saturday, Sunday, or a holiday), on a national securities exchange, as reported in The Wall Street Journal, or if not reported in The Wall Street Journal, as reported in The Denver Post, Denver, Colorado or, if no last sale price for a national securities exchange is available, then the last reported sale price on either another stock exchange or on a national or local over-the-counter market, as reported by The Wall Street Journal, or if not available there, in The Denver Post; provided further, that if no such published last sale price is available and a published bid price is available from one of those sources, then the Fair Market Value of the shares shall not be less than such last reported bid price for the Common Stock, and if no such published bid price is available, the Fair Market Value of such shares shall not be less than the average of the bid prices quoted as of the close of business on that date by any two independent persons or entities making a market for the Common Stock, such persons or entities to be selected by the Option Committee.

     Incentive Options: "Incentive stock options" as that term is defined in Code Section 422 or the successor to that Section.

     Key Employee: A person designated by the Option Committee who is employed by the Company and whose continued employment is considered to be in the best interests of the Company; provided, however, that Key Employees shall not include those members of the Board who are not employees of the Company.

     Key Individual: A person, other than an employee of the Company, who is committed to the interests of the Company; provided, however, that Key Individuals shall not include those members of the Board who are not employees of the Company.

     Non-Employee Director: A director of the Company who (a) is not currently an officer of the Company or a parent or subsidiary of the Company, or otherwise currently employed by the Company or a parent or subsidiary of the Company, (b) does not receive compensation, either directly or indirectly, from the Company or a parent or subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Regulation S-K, Item 404(a), under the Securities Act of 1933, as amended, (c) does not possess an interest in any other transaction for which disclosure by the Company would be required pursuant to Regulation S-K, Item 404(a), and (d) is not engaged in a business relationship for which disclosure by the Company would be required pursuant to Regulation S-K, Item 404(a).

     Non-Qualified Options: Options that are not intended to qualify, or otherwise do not qualify, as "incentive stock options" under Code Section 422 or the successor to that Section. To the extent that Options that are designated by the Option Committee as Incentive Options do not qualify as "incentive stock options" under Code Section 422 or the successor to that Section, those Options shall be treated as Non-Qualified Options.

     Option: The rights to purchase Common Stock granted pursuant to the terms and conditions of an Option Agreement (defined below).

     Option Agreement: The written agreement (including any amendments or supplements thereto) between the Company and either a Key Employee or a Key Individual designating the terms and conditions of an Option.

     Option Committee: The Plan shall be administered by an Option Committee ("Option Committee") composed of the Board or by a committee of at least two directors selected by the Board; provided, however, that (a) if the Option Committee consists of less than the entire Board, each member shall be a Non-Employee Director and (b) to the extent necessary for any Option intended to qualify as Performance-Based Compensation to so qualify, each member of the Option Committee, whether or not it consists of the entire Board, shall be an Outside Director. For purposes of the proviso to the preceding sentence (the "Proviso"), if one or more members of the Committee is not, in the case of clause (a) of the Proviso, a Non-Employee Director, or, in the case of clause
(b) of the Proviso, an Outside Director, and, in either case, recuses himself or herself or abstains from voting with respect to a particular action taken by the Option Committee, then the Option Committee, with respect to that action, shall be deemed to consist only of the members of the Option Committee who have not recused themselves or abstained from voting.

     Option Shares: The shares of Common Stock underlying an Option granted pursuant to this Plan.

     Optionee: A Key Employee or Key Individual who has been granted an Option.

     Outside Director: "Outside Director" shall have the meaning set forth in
Section 162 of the Code or the successor to that Section and any regulations promulgated under that or the successor to that Section.

     Performance-Based Compensation: "Performance-Based Compensation" means any Option that is intended to constitute "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

     Permitted Transferee: A Permitted Transferee means, with respect to any person, such person's immediate family, trusts solely for the benefit of such family members and partnerships in which such family members and/or trusts are the only partners. For this purpose, immediate family of a person means the person's spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren.

     2. Purpose And Scope.
        ------------------

     (a) The purpose of the Plan is to advance the interests of the Company and its stockholders by affording Key Employees and Key Individuals, upon whose initiative and efforts, in the aggregate, the Company is largely dependent for the successful conduct of its business, an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in the Company.

     (b) This Plan authorizes the Option Committee to grant Incentive Options to Key Employees and to grant Non-Qualified Options to Key Employees and Key Individuals, selected by the Option Committee while considering criteria such as employment position or other relationship with the Company, duties and responsibilities, ability, productivity, length of service or association, morale, interest in the Company, recommendations by supervisors, the interests of the Company, and other matters.

     3. Administration Of The Plan.
        ---------------------------

     (a) The Plan shall be administered by the Option Committee. The Option Committee shall have the authority granted to it under this Section and under each other section of the Plan.

     (b) In accordance with and subject to the provisions of the Plan, the Option Committee shall select the Optionees and shall determine (i) the number of shares of Common Stock to be subject to each Option, (ii) the time at which each Option is to be granted, (iii) whether an Option shall be granted in exchange for the cancellation and termination of a previously granted option or options under the Plan or otherwise, (iv) the purchase price for the Option Shares, provided that the purchase price shall be a fixed, and cannot be a fluctuating, price, (v) the option period, including provisions for the termination of the Option prior to the expiration of the exercise period upon the occurrence of certain events, (vi) the manner in which the Option becomes exercisable, including whether portions of the Option become exercisable at different times and including determining that, at any time, the portion not yet exercisable shall become exercisable upon the occurrence of certain events, and
(vii) such other terms and conditions as the Option Committee may deem necessary or desirable. The Option Committee shall determine the form of Option Agreement to evidence each Option and may amend the terms of any Option (subject to Section 3(d) below).

     (c) The Option Committee from time to time may adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Option Committee shall keep minutes of its meetings and those minutes shall be distributed to every member of the Board.

     (d) The Board from time to time may make such changes in and additions to the Plan as it may deem proper and in the best interests of the Company provided, however, that no such change or addition shall impair any Option previously granted under the Plan, and that no change that under applicable law requires the approval of stockholders may be made without such approval.

     (e) Each determination, interpretation or other action made or taken by the Option Committee, unless otherwise determined by the Board, shall be final, conclusive and binding on all persons, including without limitation, the Company, the stockholders, directors, officers and employees of the Company, and the Optionees and their respective successors in interest. No member of the Option Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Option Committee shall be, in addition to rights they may have as directors of the Company, fully protected by the Company with respect to any such action, determination or interpretation. If the Board makes a determination contrary to the Option Committee's determination, interpretation or other action, then the Board's determination shall be final and conclusive in the same manner.

     4. The Common Stock.
        -----------------

     The Board is authorized to appropriate, issue and sell for the purposes of the Plan, and the Option Committee is authorized to grant Options with respect to, a total number not in excess of 500,000 shares of Common Stock, either treasury or authorized and unissued, or the number and kind of shares of stock or other securities which in accordance with Section 9 shall be substituted for the 500,000 shares or into which such 500,000 shares shall be adjusted. All or any unsold shares subject to an Option, that for any reason expires or otherwise terminates before it has been exercised, again may be made subject to Options under the Plan. No one person may be granted during any two year period Options under the Plan to purchase more than 200,000 shares.

     5. Eligibility.
        ------------

     Incentive Options may be granted only to Key Employees. Non-Qualified Options may be granted both to Key Employees and to Key Individuals. Key Employees and Key Individuals may hold more than one Option under the Plan and may hold Options under the Plan as well as options granted pursuant to other plans or otherwise.

     6. Option Price.
        -------------

     The Option Committee shall determine the purchase price for the Option Shares; provided, however, that with respect to Option Shares underlying Incentive Options, (a) the purchase price shall not be less than 100 percent of the Fair Market Value of the Option Shares on the Date Of Grant and (b) provided further that the purchase price shall be a fixed, and cannot be a fluctuating, price.

     7. Duration And Exercise Of Options.
        ---------------------------------

     (a) Except as provided in Section 17, the option period shall commence on the Date Of Grant and shall continue for the period designated by the Option Committee up to a maximum of ten years from the Date Of Grant.

     (b) During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee; provided that, subject to the following sentence and paragraph (d) of this Section 7, in the event of the legal disability of an Optionee, the guardian or personal representative of the Optionee may exercise the Option. If the Option is an Incentive Option, it may be exercised by the guardian or personal representative of the Optionee only if the guardian or personal representative obtains a ruling from the Internal Revenue Service or an opinion of counsel to the effect that neither the grant nor the exercise of such power is violative of Code Section 422(b)(5) or the successor to that provision. Any opinion of counsel must be both from counsel acceptable to the Option Committee and in a form acceptable to the Option Committee.

     (c) If the Optionee's employment or affiliation with the Company is terminated for any reason except the Optionee's death, any Option then held, to the extent that the Option was exercisable according to its terms on the date of termination, may be exercised only to the extent determined by the Option Committee at the time of grant of the Option or thereafter, but in no case more than three months after termination. If the Optionee's employment or affiliation with the Company is terminated because of the Optionee's death, any Option then held, to the extent that the Option was exercisable according to its terms on the date of termination, may be exercised only to the extent determined by the Option Committee on the Date of Grant or thereafter, but in no case more than one year after termination. Any options remaining unexercised shall expire at the later of termination or the end of the extended exercise period, if any.

     (d) Each Option shall be exercised in whole or in part by delivering to the office of the Treasurer of the Company written notice of the number of shares with respect to which the Option is to be exercised and by paying in full the purchase price for the Option Shares purchased as set forth in Section 8 herein; provided, that an Option may not be exercised in part unless the purchase price for the Option Shares purchased is at least $1,000.

     (e) No Incentive Option may be exercised until the Plan is approved by the stockholders of the Company as provided in Section 15 below.

     8. Payment For Option Shares.
        --------------------------

     (a) If the purchase price of the Option Shares purchased by any Optionee at one time exceeds $1,000, the Option Committee, in its sole discretion, upon request by the Optionee, may permit all or part of the purchase price for the Option Shares to be paid by delivery to the Company for cancellation shares of the Common Stock previously owned by the Optionee ("Previously Owned Shares") with a Fair Market Value as of the date of the payment equal to the portion of the purchase price for the Option Shares that the Optionee does not pay in cash. Notwithstanding the above, an Optionee shall be permitted to exercise his Option by delivering Previously Owned Shares only if he has held, and provides appropriate evidence of such, the Previously Owned Shares for more than six months prior to the date of exercise (or such lessor period as the Option Committee may permit). This period (the "Holding Period") may be extended by the Option Committee acting in its sole discretion as is necessary, in the opinion of the Option Committee, so that, under generally accepted accounting principles, no compensation shall be considered to have been or to be paid to the Optionee as a result of the exercise of the Option in this manner. At the time the Option is exercised, the Optionee shall provide an affidavit, and such other evidence and documents as the Option Committee shall request, to establish the Optionee's Holding Period.

     (b) If payment for the exercise of an Option is made other than by the delivery to the Company for cancellation of shares of the Common Stock, the purchase price shall be paid in cash, certified funds, or Optionee's check. Payment shall be considered made when the Treasurer of the Company receives delivery of the payment at the Company's address, provided that a payment made by check is honored when first presented to the Optionee's bank.

     9. Change In Stock, Adjustments, Etc.
        ----------------------------------

     In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting stockholders which are not changed or exchanged) should be changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Company, or if further changes or exchanges of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, shall be made (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividends, reclassification, split-up, combination of shares or otherwise), then there shall be substituted for each share of Common Stock that is subject to the Plan but not subject to an outstanding Option hereunder, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock (other than shares held by dissenting stockholders which are not changed or exchanged) shall be so changed or for which each outstanding share of Common Stock (other than shares held by dissenting stockholders) shall be so changed or for which each such share shall be exchanged. Any securities so substituted shall be subject to similar successive adjustments.

     In the event of any such changes or exchanges, (i) the Option Committee shall determine whether, in order to prevent dilution or enlargement of rights, an adjustment should be made in the number, or kind, or option price of the shares or other securities that are then subject to an Option or Options granted pursuant to the Plan, (ii) the Option Committee shall make any such adjustment, and (iii) such adjustments shall be made and shall be effective and binding for all purposes of the Plan.

     10. Relationship To Employment Or Position.
         ---------------------------------------

     Nothing contained in the Plan, or in any Option or Option Share granted pursuant to the Plan, (i) shall confer upon any Optionee any right with respect to continuance of his employment by, or position or affiliation with, or relationship to, the Company, or (ii) shall interfere in any way with the right of the Company at any time to terminate the Optionee's employment by, position or affiliation with, or relationship to, the Company.

     11. Nontransferability Of Option.
         -----------------------------

     No Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution or, in the case of an Option other than an Incentive Stock Option, pursuant to a domestic relations order (within the meaning of Rule 12a-12 promulgated under the Exchange Act), and Options shall be exercisable during the lifetime of an Optionee only by the Optionee or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may set forth in the Agreement evidencing an Option (other than an Incentive Stock Option) at the time of grant or thereafter, that the Option may be transferred to Permitted Transferees of the Optionee, and for purposes of this Plan, a Permitted Transferee of an Optionee shall be deemed to be the Optionee. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

     12. Rights As A Stockholder.
         ------------------------

     No person shall have any rights as a stockholder with respect to any share covered by an Option until that person shall become the holder of record of such share and, except as provided in Section 9, no adjustments shall be made for dividends or other distributions or other rights as to which there is an earlier record date.

     13. Securities Laws Requirements.
         -----------------------------

     No Option Shares shall be issued unless and until, in the opinion of the Company, any applicable registration requirements of the Securities Act of 1933, as amended, any applicable listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirement of law or of any regulatory bodies having jurisdiction over such issuance and delivery, have been fully complied with. Each Option Agreement and each Option Share certificate may be imprinted with legends reflecting federal and state securities laws restrictions and conditions, and the Company may comply therewith and issue "stop transfer" instructions to its transfer agent and registrar in good faith without liability.

     14. Disposition Of Shares.
         ----------------------

     To the extent reasonably requested by the Company, each Optionee, as a condition of exercise, shall represent, warrant and agree, in a form of written certificate approved by the Company, as follows: (a) that all Option Shares are being acquired solely for his own account and not on behalf of any other person or entity; (b) that no Option Shares will be sold or otherwise distributed in violation of the Securities Act of 1933, as amended, or any other applicable federal or state securities laws; (c) that he will report all sales of Option Shares to the Company in writing on a form prescribed by the Company; and (d) that if he is subject to reporting requirements under Section 16(a) of the Exchange Act, (i) he will not violate Section 16(b) of the Exchange Act, (ii) he will furnish the Company with a copy of each Form 4 and Form 5 filed by him, and
(iii) he will timely file all reports required under the federal securities laws.

     15. Effective Date Of Plan; Termination Date Of Plan.
         -------------------------------------------------

     Subject to the approval of the Plan on or before December 19, 2000 by the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and represented at a meeting duly held in accordance with the applicable laws of the State of Delaware, the Plan shall be deemed effective as of December 20, 1999. The Plan shall terminate at midnight on the date that is ten years from that date, except as to Options previously granted and outstanding under the Plan at that time. No Options shall be granted after the date on which the Plan terminates. The Plan may be abandoned or terminated at any earlier time by the Board, except with respect to any Options then outstanding under the Plan.

     16. Limitation On Amount Of Option.
         -------------------------------

     The aggregate Fair Market Value of the Option Shares underlying all Incentive Options that have been granted to a particular Optionee and that become exercisable for the first time during the same calendar year shall not exceed $100,000, provided that this amount shall be increased or decreased, from time to time, as Code Section 422 or the successor to that Section is amended, so that this amount at all times shall equal the amount of the limitation set forth in the Code. For purposes of the preceding sentence, Fair Market Value of the Shares underlying any particular Option shall be determined as of the Date of Grant of that Option.

     17. Ten Percent Stockholder Rule.
         -----------------------------

     No Incentive Option may be granted to a Key Employee who, at the time the Incentive Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any "parent corporation" or "subsidiary corporation", as those terms are defined in
Section 424, or its successor provision, of the Code, unless at the time the

Incentive Option is granted the purchase price for the Option Shares is at least 110 percent of the Fair Market Value of the Option Shares on the Date Of Grant and the Incentive Option by its terms is not exercisable after the expiration of five years from the Date Of Grant. For purposes of the preceding sentence, stock ownership shall be determined as provided in Section 424, or its successor provision, of the Code.

     18. Withholding Taxes.
         ------------------

     The Option Agreement shall provide that the Company may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Option including, but not limited to, the withholding of all or any portion of any payment or the withholding of issuance of Option Shares to be issued upon the exercise of any Option.

     19. Effect Of Changes In Control And Certain Reorganizations.
         --------------------------------------------------------

     (a) In event of a Change In Control of the Company (as defined below), then all Options granted pursuant to the Plan shall become exercisable immediately at the time of such Change In Control, and, in addition, the Option Committee, in its sole discretion, shall have the right, but not the obligation, to do any or all of the following:

          (i) provide for an Optionee to surrender an Option (or portion thereof) and to receive in exchange a cash payment, for each Option share underlying the surrendered Option, equal to the excess of the aggregate Fair Market Value of the Option Share on the date of surrender over the exercise price for the Option Share. To the extent any Option is surrendered pursuant to this Subparagraph 19(a) (i), it shall be deemed to have been exercised for purposes of Section 4 hereof; and

          (ii) make any other adjustments, or take any other action, as the Option Committee, in its discretion, shall deem appropriate provided that any such adjustments or actions would not result in an Optionee receiving less value than pursuant to Subparagraph 19(a)(i) above.

          For purposes of this Section 19, a "Change In Control" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act regardless of whether the Company is then subject to such reporting requirement.

     (b) In the event that the Company enters into, or the Board shall propose that the Company enter into, a Reorganization Event (as defined below), then all Options granted pursuant to the Plan shall become exercisable immediately at the time of such Reorganization Event, and, in addition, the Option Committee, in its sole discretion, may make any or all of the following adjustments:

          (i) by written notice to each Optionee provide that such Optionee's Options shall be terminated or cancelled, unless exercised within 30 days (or such other period as the Option Committee shall determine) after the date of such notice;

          (ii) provide for termination or cancellation of an Option in exchange for payment to the Optionee of an amount in cash or securities equal to the excess, if any, over the exercise price of that Option of the Fair Market Value of the Option Shares subject to the Option at the time of such termination or cancellation; and

          (iii) make any other adjustments, or take any other action, as the Option Committee, in its discretion, shall deem appropriate, provided that any such adjustments or actions shall not result in the Optionee receiving less value than is possible pursuant to any or all of Subparagraphs 19(b)(i) and 19(b)(ii) above. Any action taken by the Option Committee may be made conditional upon the consummation of the applicable Reorganization Event.

          For purposes of this Section 19, a "Reorganization Event" shall be deemed to occur if (A) the Company is merged or consolidated with another corporation, (B) one person becomes the beneficial owner of all of the issued and outstanding equity securities of the Company (for purposes of this Section 19(b), the terms "person" and "beneficial owner" shall have the meanings assigned to them in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder), (C) a division or subsidiary of the Company is acquired by another corporation, person or entity, (D) all or substantially all the assets of the Company are acquired by another corporation, or (E) the Company is reorganized, dissolved or liquidated.

     20. Other Provisions.
         -----------------

     The following provisions are also in effect under the Plan:

     (a) The use of a masculine gender in the Plan shall also include within its meaning the feminine, and the singular may include the plural, and the plural may include the singular, unless the context clearly indicates to the contrary.

     (b) Any expenses of administering the Plan shall be borne by the Company.

     (c) This Plan shall be construed to be in addition to any and all other compensation plans or programs. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other additional incentive or other compensation arrangements as the Board may deem necessary or desirable.

     (d) The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and the rights of any and all persons having or claiming to have an interest therein or thereunder shall be governed by and determined exclusively and solely in accordance with the laws of the State of Colorado, except in those instances where the rules of conflicts of laws would require application of the laws of the State of Delaware.

                                    * * * * *

PROXY                                                                      PROXY

                             PYR ENERGY CORPORATION
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
               Proxy Solicited on Behalf of the Board of Directors


     The undersigned hereby appoints D. Scott Singdahlsen and Andrew P. Calerich, or either of them, as proxies with full power of substitution to vote all the shares of the undersigned with all of the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of PYR Energy Corporation (the "Corporation") to be held at 9:00 a.m. on March 13, 2000, at Wells Fargo Bank, Main Floor-Forum Room, 1740 Broadway, Denver, Colorado 80202, or any adjournments thereof, on the following matters:

                     X Please mark votes as in this example.


1.       ELECTION OF DIRECTORS

           Nominees: Keith F. Carney, S. L. Hutchison, Bryce W. Rhode
                            and D. Scott Singdahlsen.

         FOR ALL NOMINEES  [  ]
         WITHHELD FROM ALL NOMINEES  [  ]
         FOR ALL NOMINEES EXCEPT AS NOTED ABOVE  [  ]

2. Proposal to amend the Corporation's Certificate of Incorporation to increase authorized common stock.

         [  ] FOR            [  ] AGAINST              [  ] ABSTAIN

3. Proposal to approve the Corporation's 2000 Stock Option Plan.

         [  ] FOR            [  ] AGAINST              [  ] ABSTAIN

4. Proposal to ratify the selection of Wheeler Wasoff, P.C. as the Company's certified independent accountants.

         [  ] FOR            [  ] AGAINST              [  ] ABSTAIN


                (Continued and to be signed on the reverse side)

--------------------------------------------------------------------------------

5. In their discretion, the proxies are authorized to vote upon an adjournment or postponement of the meeting.

         [  ] YES            [  ] NO                  [  ] ABSTAIN

6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                  MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [  ]

     Unless contrary instructions are given, the shares represented by this proxy will be voted in favor of Items 1, 2, 3, 4 and 5. This proxy is solicited on behalf of the Board of Directors of PYR Energy Corporation.

                                   Dated:
                                            ------------------------------------

                                   ---------------------------------------------
                                   Signature:

                                   ---------------------------------------------
                                   Signature:
                                   Signature if held jointly

                                   (Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)


           EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE,
            SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.